UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

August 18, 2025

Date of Report (Date of earliest event reported)

Evolent Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37415	32-0454912
(State or other jurisdiction of incorporation or organization)	Commission File Number:	(I.R.S. Employer Identification No.)

1812 North Moore Street, Suite 1705, Arlington, Virginia, 22209

(Address of principal executive offices)(zip code)

(571) 389-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock of Evolent Health, Inc., par value $0.01 per share	EVH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Purchase Agreement

On August 18, 2025, Evolent Health, Inc. (the “Company” or “we”) entered into a purchase agreement (the “Purchase Agreement”) with Oppenheimer & Co. Inc., as representative of the several initial purchasers listed therein (collectively, the “Purchasers”), relating to the issuance and sale of $145.0 million aggregate principal amount of its 4.50% convertible senior notes due 2031 (the “notes”) in a private placement (the “Private Placement”) to persons reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act. The Company granted the Purchasers an option to purchase up to an additional $21.75 million aggregate principal amount of notes, which the Purchasers exercised in full on August 19, 2025. The closing of the Private Placement of the notes occurred on August 21, 2025 and a total of $166.75 million aggregate principal amount of notes were issued at an issue price of 100.00% of par for net proceeds of approximately $161.2 million, after deducting fees and estimated expenses. On August 21, 2025, using proceeds from the Private Placement plus available liquidity, the Company repurchased approximately $167.4 million aggregate principal amount of its 1.50% convertible senior notes due 2025 for approximately $167.6 million in cash in note repurchases entered into concurrently with the pricing of the Private Placement. The Company also repurchased approximately $40.0 million of shares of the Company’s Class A common stock concurrently with the Private Placement in privately negotiated transactions effected with or through one of the Purchasers or its affiliate at a purchase price per share equal to the last reported sale price of the Company’s Class A common stock on August 18, 2025.

The Purchase Agreement contains customary representations, warranties and agreements of the Company and customary indemnification rights.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Indenture

The notes were issued under an Indenture (the “Indenture”) dated as of August 21, 2025 between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

Pursuant to the terms of the Indenture, interest on the notes is payable semiannually in arrears on February 15 and August 15 of each year, beginning on February 15, 2026, at a rate equal to 4.50% per annum. The notes will mature on August 15, 2031, unless earlier repurchased, redeemed or converted in accordance with their terms prior to such date.

The notes will be convertible, upon satisfaction of certain conditions, at an initial conversion rate of 73.9098 shares of the Company’s Class A common stock per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $13.53 per share of the Company’s Class A common stock. The initial conversion price represents a premium of approximately 50.0% over the closing price of the Company’s Class A common stock on the New York Stock Exchange on August 18, 2025. In the aggregate, the notes are initially convertible into 18,486,688 shares of the Company’s Class A common stock (including the maximum number of any shares issuable by the Company upon a conversion in connection with a make-whole fundamental change or a notice of termination of conversion rights as described in the Indenture). The conversion rate may be adjusted under certain circumstances. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of the Company’s Class A common stock or a combination of cash and shares of the Company’s Class A common stock, at the Company’s election.

Subject to satisfaction of certain conditions and subject to the Company’s ability to terminate the conversion rights of holders of the notes on or after August 20, 2026 as described below, the notes will be convertible at the option of the holders at any time prior to the close of business on the business day immediately preceding the maturity date.

On or after August 20, 2026, the Company may terminate the conversion rights of the notes if (i) for any conversion rights termination date (as defined in the Indenture) occurring on or after August 20, 2026 and prior to, but not including, August 21, 2028, the last reported sale price of the Company’s Class A common stock has been at least 150% of the conversion price for at least 20 trading days during the 30 consecutive trading day period (including the last trading day of such period) prior to the Company’s delivery of notice of such termination of conversion rights or (ii) for any conversion rights termination date occurring on or after August 21, 2028, the last reported sale price of the Company’s Class A common stock has been at least 130% of the conversion price for at least 20 days during the 30 consecutive trading day period (including the last trading day of such period) prior to the Company’s delivery of notice of such termination of conversion rights.

Holders of the notes may require the Company to repurchase their notes upon the occurrence of a fundamental change at a price equal to 100% of the principal amount of the notes being repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date. The Company may not redeem the notes unless and until holders’ conversion rights have been terminated at its election. However, if holders’ conversion rights have been terminated, the Company may redeem for cash all or a portion of the notes, at its option, at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. No “sinking fund” is provided for the notes.

The foregoing description of the Indenture and the notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the form of note, copies of which are filed as Exhibit 4.1 and Exhibit 4.2 hereto, respectively.

Item 2.03	Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this report is incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of August 21, 2025, between Evolent Health, Inc. and U.S. Bank Trust Company, National Association, as trustee.

4.2	Form of 4.50% Convertible Senior Notes due 2031 (included as Exhibit A to Exhibit 4.1)

10.1	Purchase Agreement, dated August 18, 2025, by and between Evolent Health, Inc. and Oppenheimer & Co. Inc.

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLENT HEALTH, INC.

Date: August 21, 2025	By:	/s/ Jonathan D. Weinberg
	Name:	Jonathan D. Weinberg
	Title:	General Counsel and Secretary